Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 toForm 10-Q of Sinoenergy Corporation (the “Company”) for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bo Huang, the Chief Executive Officer, and I, Shiao Ming Sheng, the Chief Financial Officer, of the Company, do hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 7, 2010
/s/ Bo Huang
Bo Huang
Chief Executive Officer

/s/ Shiao Ming Sheng
Shiao Ming Sheng
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.